EXHIBIT 99.1
[Dealer]
[Dealer Address]
[Dealer Address]
Opening Transaction

To:	Tandem Diabetes Care, Inc. 11075 Roselle Street San Diego, California 92121 Attention: David B. Berger, Esq. Telephone No.: (858) 255-6380
[A/C:]	[ ]
From:	[Dealer]
Re:	[Base] [Additional] Call Option Transaction
[Ref. No:]	[Insert Reference Number]
Date:	May [15], 2020

Dear Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced call option transaction entered into on the Trade Date specified below (the “Transaction”) between [_______________] (“Dealer”)[, through its agent _______________(the “Agent”)] and Tandem Diabetes Care, Inc. (“Counterparty”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below. [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]

EXHIBIT 99.1

1.This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case, as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Certain defined terms used herein are based on terms that are defined in the Preliminary Offering Circular dated May [ ], 2020, as amended and supplemented by the related pricing term sheet (the “Offering Circular”) relating to the USD[250,000,000] principal amount of [ ]% Convertible Senior Notes due 2025 (the “Base Convertible Securities”) issued by Counterparty (as increased by up to an additional USD[37,500,000] principal amount of [ ]% Convertible Senior Notes due 2025 [that may be][1] issued pursuant to the option to purchase additional convertible securities granted to the Initial Purchasers (as defined in the Purchase Agreement) [and exercised on the date hereof][2] (the “Optional Convertible Securities” and, together with the Base Convertible Securities, the “Convertible Securities”)) pursuant to an Indenture [to be] dated May [__], 2020 between Counterparty and [_____], as trustee (the “Indenture”). In the event of any inconsistency between the terms defined in the Offering Circular, the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture that are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein, in each case, will conform to the descriptions thereof in the Offering Circular. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Circular, the descriptions thereof in the Offering Circular will govern for purposes of this Confirmation. [For the avoidance of doubt, subject to the foregoing, references herein to sections of, or definitions set forth in, the Indenture are based on the draft of the Indenture most recently distributed to the parties at the time of execution of this Confirmation. If any relevant sections of, or definitions set forth in, the Indenture are changed, added or renumbered between the execution of this Confirmation and the execution of the Indenture, the parties will amend this Confirmation in good faith and in a commercially reasonable manner to preserve the economic intent of the parties, as evidenced by such revised draft of the Indenture.] [Subject to the foregoing, the] [The] parties acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is, or the Convertible Securities are, amended, modified or supplemented following the date of their execution, respectively, any such amendment, modification or supplement (other than any amendment, modification or supplement (i) pursuant to Section 14.07 of the Indenture, subject to the provisions opposite the caption “Discretionary Adjustments” in Section 2 hereof, and (ii) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent in good faith and in a commercially reasonable manner, conforms the Indenture to the description of Convertible Securities in the Offering Circular will be disregarded for purposes of this Confirmation (other than as provided in Section 8(b)(iii) below) unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement as if Dealer and Counterparty had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of US Dollars (“USD”) as the Termination Currency, (ii) the laws of the State of New York as the governing law (without reference to choice of law doctrine), and (iii)(A) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer with a “Threshold Amount” of three percent (3.0%) of the Dealer’s parent’s shareholders’ equity as of the Trade Date; provided that “Specified Indebtedness” shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business, (B) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of Section 5(a)(vi) of the Agreement, and (C) the following language shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

In the event of any inconsistency between the provisions of this Confirmation and the Agreement, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates will be governed by the Agreement.

EXHIBIT 99.1

2.The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date: May [ ], 2020

Effective Date:  The closing date of the [initial][3] issuance of the Convertible Securities [issued pursuant to the option to purchase additional Convertible Securities granted to the Initial Purchasers and exercised on the date hereof][4].

Option Style:  Modified American, as described under
“Procedures for Exercise” below.

Option Type:  Call

Seller:  Dealer

Buyer:  Counterparty

Shares:  The Common Stock of Counterparty, par value
USD0.001 (Ticker Symbol: “TNDM”).

Number of Options:  [The number of Base Convertible Securities in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Securities.][5][The number of Optional Convertible Securities in denominations of USD1,000 principal amount purchased by the Initial Purchasers, at their option pursuant to Section 2 of the Purchase Agreement (as defined below).][6] For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise of Options hereunder. In no event will the Number of Options be less than zero.

Applicable Percentage:  [__]%[7]

Option Entitlement:  A number equal to the product of the
Applicable Percentage and [_____][8]

Make-Whole Fundamental Change
Adjustment:  Any adjustment to the Conversion Rate (as defined in the
Indenture) pursuant to Section 14.03 of the Indenture.

Voluntary Adjustment: Any adjustment to the Conversion Rate (as defined in the
Indenture) pursuant to Section 14.04(h) of the Indenture.

Strike Price: USD[_____][9]

Cap Price: USD[ ]

Rounding of Strike Price/
Cap Price/Option Entitlement: In connection with any adjustment to the Option Entitlement or Strike Price, the Option Entitlement or Strike Price, as the case may be, shall be rounded by the Calculation Agent in accordance

EXHIBIT 99.1
with the provisions of the Indenture relating to rounding of the Conversion Price (as defined in the Indenture) (in the case of the Strike Price) or the Conversion Rate (as defined in the Indenture) (in the case of the Option Entitlement). In connection with any adjustment to the Cap Price hereunder, the Calculation Agent will round the adjusted Cap Price to the nearest USD 0.0001.

Number of Shares:  As of any date, a number of Shares equal to the product of the Number of Options and the Option Entitlement.

Premium: USD[ ]

Premium Payment Date:  The Effective Date

Exchange:  The Nasdaq Global Market

Related Exchange:  All Exchanges; provided that Section 1.26 of the Equity
Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such Section.

Procedures for Exercise:

Exercise Dates: Each Conversion Date.

Conversion Date: [With respect to any conversion of a Convertible
Security (other than any conversion of Convertible Securities with a Conversion Date (as defined in the Indenture) occurring prior to the Free Convertibility Date (any such conversion, an “Early Conversion”), to which the provisions of Section 8(b)(ii) of this Confirmation shall apply), the Conversion Date (as defined in the Indenture) (such Convertible Securities, the “Relevant Convertible Securities” for such Conversion Date).][10]
[With respect to any conversion of a Convertible Security (other than any conversion of Convertible Securities with a Conversion Date (as defined in the Indenture) occurring prior to the Free Convertibility Date (any such conversion, an “Early Conversion”), to which the provisions of Section 8(b)(ii) of this Confirmation shall apply), the Conversion Date (as defined in the Indenture) for Convertible Securities that are not “Relevant Convertible Securities” under (and as defined in) the confirmation between the parties hereto regarding the Base Call Option Transaction dated May [ ], 2020 (the “Base Call Option Transaction Confirmation”) (such Convertible Securities, the “Relevant Convertible Securities” for such Conversion Date). For the purposes of determining whether any Convertible Securities will be Relevant Convertible Securities hereunder or “Relevant Convertible Securities” under the Base Call Option Transaction Confirmation, Convertible Securities that are converted pursuant to the Indenture shall be allocated first to the Base Call Option Transaction Confirmation until all Options thereunder are exercised or terminated.][11]

Free Convertibility Date:  November 1, 2024

Expiration Date:   The earlier of (i) the last day on which any Convertible

EXHIBIT 99.1
Securities remain outstanding and (ii) the second Scheduled Trading Day (as defined in the Indenture) immediately preceding the Maturity Date (as defined in the Indenture).
Automatic Exercise on
Conversion Dates:  Applicable, which means that on each Conversion Date occurring on or after the Free Convertibility Date, a number of Options equal to the number of Relevant Convertible Securities for such Conversion Date in denominations of USD1,000 principal amount shall be automatically exercised, subject to “Notice of Exercise” below.

Notice Deadline:  Subject to “Notice of Exercise” below, in respect of any exercise of Options hereunder on any Conversion Date on or after the Free Convertibility Date, 5:00 P.M., New York City time, on the Scheduled Trading Day (as defined in the Indenture) immediately preceding the Maturity Date (as defined in the Indenture).

Notice of Exercise:   Notwithstanding anything to the contrary in
the Equity Definitions, Dealer shall have no obligation to make any payment or delivery in respect of any exercise of Options hereunder with a Conversion Date occurring on or after the Free Convertibility Date and such obligation in respect of such exercise shall be permanently extinguished unless Counterparty delivers the Notice of Final Convertible Security Settlement Method (as defined below) and notifies Dealer in writing (which, for the avoidance of doubt, may be by email) prior to the Notice Deadline in respect of such exercise of the number of Relevant Convertible Securities being converted on the related Conversion Date; provided that, notwithstanding the foregoing, such notice (and the related exercise of Options hereunder) shall be effective if given after the Notice Deadline, but prior to 5:00 P.M., New York City time, on the fifth Exchange Business Day following such Notice Deadline, in which event the Calculation Agent shall have the right to adjust the Delivery Obligation in a commercially reasonable manner with respect to the exercise of such Options, as appropriate to reflect the commercially reasonable costs (to account solely for hedging mismatches and market losses) and commercially reasonable out-of-pocket expenses incurred by Dealer or any of its affiliates in connection with its commercially reasonable hedging activities (including the unwinding of any commercially reasonable hedge position in a commercially reasonable manner) as a result of its not having received such notice prior to the Notice Deadline (it being understood that the adjusted Delivery Obligation described in the preceding proviso can never be less than zero and can never require any payment by Counterparty) [; provided further, that any “Notice of Exercise” delivered to Dealer pursuant to the Base Call Option Transaction Confirmation shall be deemed to be a Notice of Exercise pursuant to this Confirmation and the terms of such Notice of Exercise shall apply, mutatis mutandis, to this Confirmation][12]. For the avoidance of doubt, subject to the foregoing sentence, if Counterparty fails to give such notice when due in respect of any exercise of Options hereunder with a Conversion Date occurring on or after the Free Convertibility Date, Dealer’s obligation to make any payment or delivery in respect of such exercise shall be permanently extinguished, and late notice shall not cure such failure.

EXHIBIT 99.1
Notice of Final Convertible Security
Settlement Method: In addition, Counterparty shall notify Dealer in writing
(which, for the avoidance of doubt, may be by email) before 5:00 P.M., New York City time, on the Scheduled Trading Day (as defined in the Indenture) immediately preceding the Free Convertibility Date of the settlement method (and, if applicable, the Specified Dollar Amount (as defined in the Indenture)) elected with respect to Relevant Convertible Securities with a Conversion Date occurring on or after the Free Convertibility Date (any such notice, a “Notice of Final Convertible Security Settlement Method”). If applicable, the Notice of Final Convertible Security Settlement Method shall also contain the Settlement Method Election Provisions.

Dealer’s Contact Details for Notice: As specified in Section 6(b) below.

Settlement Terms:

Settlement Date: For any Exercise Date, the date one Settlement Cycle following the final day of the Cash Settlement Averaging Period; provided that the Settlement Date shall not be prior to the Exchange Business Day immediately following the date Counterparty provides the Notice of Delivery Obligation prior to 5:00 P.M., New York City time.

Delivery Obligation: In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Automatic Exercise on Conversion Dates” and “Notice of Exercise” above and “Method of Adjustment”, “Discretionary Adjustments”, “Consequences of Merger Events/Tender Offers”, “Consequences of Announcement Events” and Section 8(k) below, in respect of an Exercise Date, Dealer will deliver to Counterparty on the related Settlement Date (the “Delivery Obligation”), (i) a number of Shares equal to the product of the Applicable Percentage and the aggregate number of Shares, if any, that Counterparty would be obligated to deliver to the holder(s) of the Relevant Convertible Securities for such Conversion Date pursuant to Section 14.02(a)(iv) of the Indenture (except that such number of Shares shall be rounded down to the nearest whole number) and cash in lieu of any fractional Share resulting from such rounding and/or (ii) the product of the Applicable Percentage and the aggregate amount of cash, if any, in excess of the principal amount of the Relevant Convertible Securities that Counterparty would be obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date pursuant to Section 14.02(a)(iv) of the Indenture, determined, for each of clauses (i) and (ii), by the Calculation Agent in good faith and in a commercially reasonable manner (by reference to such Sections of the Indenture) as if (x) Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Applicable Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement of such Relevant Convertible Securities and (y) the relevant Observation Period (as defined in the Indenture) were the Cash Settlement Averaging Period (with commercially reasonable adjustments by the Calculation Agent in the case of a Deemed Cash Election to reflect

EXHIBIT 99.1
an Observation Period (as defined in the Indenture) with a duration corresponding to the duration of the Cash Settlement Averaging Period); provided that if the Daily VWAP (as defined in the Indenture) for any Trading Day (as defined in the Indenture) during the Cash Settlement Averaging Period is greater than the Cap Price, then clause (b) of the relevant Daily Conversion Value (as defined in the Indenture) for such Trading Day (as defined in the Indenture) shall be determined as if such Daily VWAP (as defined in the Indenture) for such Trading Day (as defined in the Indenture) were deemed to equal the Cap Price; provided further that the Delivery Obligation shall be determined excluding (x) any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a direct or indirect result of any adjustments to the Conversion Rate (as defined in the Indenture) pursuant to a Voluntary Adjustment and/or a Make-Whole Fundamental Change Adjustment and (y) any interest payment that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date. Notwithstanding the foregoing, if, in respect of any Exercise Date, (x)(I) the number of Shares included in the Delivery Obligation multiplied by the Share Obligation Value Price plus (II) the amount of cash included in the Delivery Obligation, would otherwise exceed (y) the product of the Applicable Percentage and the relevant Net Convertible Share Obligation Value, such number of Shares and such amount of cash shall be proportionately reduced to the extent necessary to eliminate such excess.

Applicable Settlement Method: For any Relevant Convertible Securities, if (i) Counterparty
has notified Dealer in the Notice of Final Convertible Security Settlement Method that it has elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities in cash or in a combination of cash and Shares in accordance with Section 14.02(a) of the Indenture (a “Cash Election”) with a Specified Dollar Amount (as defined in the Indenture) of at least USD1,000 and (ii) such Notice of Final Convertible Security Settlement Method contains all of the Settlement Method Election Provisions, the Applicable Settlement Method shall be the settlement method actually so elected by Counterparty in respect of such Relevant Convertible Securities (the “Convertible Securities Settlement Method”) as if the relevant Observation Period (as defined in the Indenture) were the Cash Settlement Averaging Period; otherwise, the Applicable Settlement Method shall assume Counterparty had made a Cash Election with respect to such Relevant Convertible Securities (a “Deemed Cash Election”) with a Specified Dollar Amount (as defined in the Indenture) of USD1,000 per Relevant Convertible Security and the Delivery Obligation shall be determined by the Calculation Agent pursuant to Section 14.02(a)(iv)(C) of the Indenture as if the relevant Observation Period (as defined in the Indenture) were the Cash Settlement Averaging Period (with commercially reasonable adjustments by the Calculation Agent to reflect an Observation Period (as defined in the Indenture) with a duration corresponding to the duration of the Cash Settlement Averaging Period).

Cash Settlement Averaging Period: The 40 Trading Days (as defined in the Indenture)

EXHIBIT 99.1
commencing on, and including, the 41st Scheduled Trading Day (as defined in the Indenture) prior to the Maturity Date (as defined in the Indenture); provided that in the case of a Deemed Cash Election, the Cash Settlement Averaging Period may be extended as needed in order to allow the Dealer to unwind its commercially reasonable hedge in a commercially reasonable manner with respect to the Transaction; provided further that the Cash Settlement Averaging Period shall not exceed the 80 Trading Days (as defined in the Indenture) commencing on, and including, the 81st Scheduled Trading Day (as defined in the Indenture) prior to the Maturity Date (as defined in the Indenture).

Settlement Method Election Provisions: In order for the Applicable Settlement Method to be the
Convertible Securities Settlement Method in accordance with “Applicable Settlement Method” above, the Notice of Final Convertible Security Settlement Method must contain in writing the following representations and warranties from Counterparty to Dealer as of such notice delivery date:

(i) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares;
 (ii) Counterparty is electing the Convertible Security Settlement Method in good faith and not as part of a plan or scheme to evade compliance with the U.S. federal securities laws;
(iii) Counterparty has the legal authority to make such election and to execute and deliver any documentation relating to such election that it is required by this Confirmation to deliver and to perform its obligations under this Confirmation and has taken or will take, prior to making such election, all necessary action to authorize such election, execution, delivery and performance; and
(iv) such election and performance of its obligations under this Confirmation do not violate or conflict with any law applicable to it, any provision of its certificate of incorporation or bylaws, any order or judgment of any court or other agency of government applicable to it, or any contractual restriction binding on it.

Notice of Delivery Obligation:  No later than the Exchange Business Day immediately following the last day of the Cash Settlement Averaging Period, Counterparty shall give Dealer notice of the aggregate number of Shares and/or amount of cash included in the Total Convertible Share Obligation Value (as defined below) for all Exercise Dates (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to a Notice of Exercise or Notice of Final Convertible Security Settlement Method, as the case may be, as set forth above, in any way).

Net Convertible Share Obligation Value: With respect to Relevant Convertible Securities as to a
Conversion Date, (i) the Total Convertible Share Obligation Value of such Relevant Convertible Securities for such Conversion Date

EXHIBIT 99.1
minus (ii) the aggregate principal amount of such Relevant Convertible Securities for such Conversion Date.

Total Convertible Share Obligation Value: With respect to Relevant Convertible Securities with respect to a Conversion Date, (i) (A) the number of Shares equal to the aggregate number of Shares that Counterparty is obligated to deliver to the holder(s) of Relevant Convertible Securities for such Conversion Date pursuant to the Indenture multiplied by (B) the Share Obligation Value Price plus (ii) an amount of cash equal to the aggregate amount of cash that Counterparty has elected to deliver to the holder(s) of Relevant Convertible Securities for such Conversion Date pursuant to the Indenture (including, for the avoidance of doubt, any cash payable by Counterparty in lieu of fractional Shares); provided that the Total Convertible Share Obligation Value shall be determined excluding (x) any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a direct or indirect result of any adjustments to the Conversion Rate (as defined in the Indenture) pursuant to a Voluntary Adjustment and/or a Make-Whole Fundamental Change Adjustment and (y) any interest payment that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date.

Share Obligation Value Price: The opening price as displayed under the heading “Op” on
Bloomberg page “TNDM <Equity>” (or its equivalent successor if such page is not available) on the applicable Settlement Date or other date of delivery.

Other Applicable Provisions: To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Restricted Certificated Shares: Notwithstanding anything to the contrary in the Equity
Definitions, Dealer may, in whole or in part, deliver Shares required to be delivered to Counterparty hereunder in certificated form in lieu of delivery through the Clearance System. With respect to such certificated Shares, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by deleting the remainder of the provision after the word “encumbrance” in the fourth line thereof.

Adjustments:

Method of Adjustment: Notwithstanding Section 11.2 of the Equity Definitions, upon the occurrence of any event or condition set forth in the Dilution Adjustment Provisions (a “Potential Adjustment Event”) that requires an adjustment under the Indenture, the Calculation Agent shall, in good faith and in a commercially reasonable manner, make a corresponding adjustment in respect of any one or more of the

EXHIBIT 99.1
Strike Price, the Number of Options, the Option Entitlement and any other term relevant to the exercise, settlement or payment of the Transaction, to the extent an analogous adjustment is required under the Indenture, subject to “Discretionary Adjustments” below. Immediately upon the occurrence of any Potential Adjustment Event, Counterparty shall notify the Calculation Agent of such Potential Adjustment Event.

Notwithstanding anything to the contrary herein or in the Equity Definitions:

(i) in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section 14.04(b) of the Indenture or Section 14.04(c) of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section 14.04(b) of the Indenture) or “SP0” (as such term is used in Section 14.04(c) of the Indenture), as the case may be, begins before Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs (to account solely for hedging mismatches and market losses) and commercially reasonable out-of-pocket expenses incurred by Dealer in connection with its commercially reasonable hedging activities as a result of such event or condition not having been publicly announced prior to the beginning of such period; and

(ii) if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the Conversion Rate (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the Conversion Rate (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs (to account solely for hedging mismatches and market losses) and commercially reasonable out-of-pocket expenses incurred by Dealer in connection with its commercially reasonable hedging activities as a result of such Potential Adjustment Event Change.

As promptly as practicable following the occurrence of any Potential Adjustment Event Change, Counterparty shall notify the

EXHIBIT 99.1
Calculation Agent in writing of the details of such Potential Adjustment Event Change.
For the avoidance of doubt, Dealer shall not have any payment or delivery obligation hereunder in respect of, and no adjustment shall be made to the terms of the Transaction on account of, (x) any distribution of cash, property or securities by Counterparty to the holders of Convertible Securities (upon conversion or otherwise) or (y) any other transaction in which holders of Convertible Securities are entitled to participate, in each case, in lieu of an adjustment under the Indenture in respect of a Potential Adjustment Event (including, without limitation, under the fourth sentence of Section 14.04(c) of the Indenture or the fourth sentence of Section 14.04(d) of the Indenture).

Dilution Adjustment Provisions: Sections 14.04(a), (b), (c), (d) and (e) and Section 14.05 of
the Indenture

Discretionary Adjustments: Notwithstanding anything to the contrary herein or in the
Equity Definitions, if the Calculation Agent in good faith disagrees with any adjustment under the Indenture that involves an exercise of discretion by Counterparty, its board of directors or a committee of its board of directors (including, without limitation, pursuant to Section 14.05 of the Indenture or pursuant to Section 14.07 of the Indenture or any supplemental indenture entered into thereunder or in connection with the determination of the fair value of any securities, property, rights or other assets), then the Calculation Agent will determine the corresponding adjustment to be made to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment of or under the Transaction in good faith and in a commercially reasonable manner consistent with the methodology set forth in the Indenture. In addition, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Cash Settlement Averaging Period but no adjustment was made to any Convertible Security under the Indenture because the relevant holder of such Convertible Security was deemed to be a record owner of the underlying Shares on the related Conversion Date, then the Calculation Agent shall, in good faith and in a commercially reasonable manner, make an adjustment, as determined by it, to the terms hereof in order to account for the effect of such Potential Adjustment Event on Dealer’s commercially reasonable hedge position. For the avoidance of doubt, the Delivery Obligation shall be calculated on the basis of such adjustments by the Calculation Agent.

Extraordinary Events:

Merger Events: Notwithstanding Section 12.1(b) of the Equity Definitions,
“Merger Event” shall have the meaning set forth in Section 14.07 of the Indenture.

Consequences of Merger Events/
Tender Offers: Notwithstanding Section 12.2 and Section 12.3 of the Equity
Definitions, upon the occurrence of a Merger Event or Tender Offer, the Calculation Agent, acting in good faith and in a

EXHIBIT 99.1
commercially reasonable manner, shall make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares (in the case of Merger Event), Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction, subject to “Discretionary Adjustments” above”; provided that such adjustment shall be made without regard to any adjustment to the Conversion Rate (as defined in the Indenture) pursuant to a Make-Whole Fundamental Change Adjustment or a Voluntary Adjustment; provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) securities issued by an entity that is not a corporation organized under the laws of the United States, any state thereof or the District of Columbia or (ii) the Counterparty to the Transaction, following such Merger Event or Tender Offer, will not be a corporation organized under the laws of the United States, any State thereof or the District of Columbia or will not be the Issuer, Dealer may elect in its commercially reasonable discretion that Cancellation and Payment (Calculation Agent Determination) shall apply. For the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Conversion. For purposes of this paragraph, “Tender Offer” means the occurrence of any event or condition set forth in Section 14.04(e) of the Indenture.

Notice of Merger Consideration: Upon the occurrence of a Merger Event, Counterparty shall reasonably promptly (but in any event prior to consummation of such Merger Event) notify the Calculation Agent of, in the case of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the weighted average of the types and amounts of consideration actually received by holders of Shares upon consummation of such Merger Event.

Consequences of Announcement Events: Modified Calculation Agent Adjustment as set forth in
Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (w) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (x) the word “shall” in the second line shall be replaced with “shall, if the Calculation Agent determines that such Announcement Event has had a material economic effect on the Transaction,” and the word “make” in the second line shall be replaced with “make, on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date, any date of cancellation and/or any other date with respect to which the Announcement Event is cancelled, withdrawn, discontinued or otherwise terminated, as applicable, it being understood that any adjustment in respect of an Announcement Event shall be made in good faith and in a commercially reasonable manner and take into account any earlier adjustment relating to the same Announcement Event and shall not be duplicative with any other adjustment or cancellation valuation made pursuant to this Confirmation, the Equity Definitions or the Agreement,” and (y) the phrase “exercise,

EXHIBIT 99.1
settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” shall be replaced with the phrase “Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)” and (z) the words “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted after “Transaction)” in the sixth line. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event: (i) The public announcement by (x) any entity of any transaction or event that is reasonably likely to be completed (as determined by the Calculation Agent in good faith and in a commercially reasonable manner taking into account factors such as the effect of such announcement on the market for the Shares and/or options on the Shares) and, if completed, would constitute a Merger Event or Tender Offer, (y) Issuer or any subsidiary of Issuer of any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”) or (z) Issuer or any subsidiary of Issuer of any intention to enter into a Merger Event or Tender Offer or a Transformative Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or a Transformative Transaction or (iii) any subsequent public announcement by any entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent in good faith and in a commercially reasonable manner. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%” in the third line thereof.

Nationalization, Insolvency
or Delisting:  Cancellation and Payment (Calculation Agent
Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their

EXHIBIT 99.1
respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Termination Event(s):  Notwithstanding anything to the contrary in the Equity
Definitions, if, as a result of an Extraordinary Event, the Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with the Transaction (or the cancelled or terminated portion thereof) being the sole Affected Transaction and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction.
Additional Disruption Events:

(a) Change in Law:  Applicable; provided that Section 12.9(a)(ii) of the Equity
Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”, (ii) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the words “obligations under” in clause (Y) thereof, and (iii) adding the words “provided that, in the case of clause (Y) hereof where such determination is based on Dealer’s policies and procedures, such policies and procedures have been adopted by Dealer in good faith and are generally applicable in similar situations and applied in a non-discriminatory manner;” after the semicolon in the last line thereof.

(b) Failure to Deliver:  Applicable

(c) Insolvency Filing:  Applicable

(d) Hedging Disruption:  Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following sentence at the end of such Section:

“For the avoidance of doubt, (i) the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk, and (ii) the transactions or assets referred to in phrases

EXHIBIT 99.1
(A) or (B) above must be available on commercially reasonable pricing and other terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

(e) Increased Cost of Hedging:  Not Applicable

Hedging Party:  Dealer for all applicable Additional Disruption Events

Determining Party: Dealer; provided that the Determining Party will promptly, upon written notice from Counterparty, provide a statement displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be (including any quotations, market data or information from internal or external sources used in making such determination, adjustment or calculation, it being understood that the Determining Party shall not be required to disclose any confidential information or proprietary models used by it in connection with such determination, adjustment or calculation, as the case may be); provided further, that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions as if Determining Party were the Calculation Agent.

Non-Reliance: Applicable

Agreements and Acknowledgments
Regarding Hedging Activities: Applicable

Additional Acknowledgments: Applicable

Hedging Adjustment: For the avoidance of doubt, whenever Dealer, Determining
Party or the Calculation Agent makes an adjustment, calculation or determination permitted or required to be made pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of any event (other than an adjustment, calculation or determination made by reference to the Indenture), the Calculation Agent, Determining Party or Dealer, as the case may be, shall make such adjustment, calculation or determination in good faith and in a commercially reasonable manner and by reference to the effect of such event on Dealer assuming that Dealer maintains a commercially reasonable hedge position.

3.Calculation Agent: Dealer; provided that all calculations and determinations by the Calculation Agent (other than calculations or determinations made by reference to the Indenture) shall be made in good faith and in a commercially reasonable manner and assuming for such purposes that Dealer is maintaining, establishing and/or unwinding, as applicable, a commercially reasonable hedge position; provided further that if an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party occurs, Counterparty shall have the right to appoint a successor calculation agent which shall be a nationally recognized third-party dealer in over-the-counter corporate equity derivatives. Calculation Agent agrees that it will promptly, upon written notice from Counterparty, provide a statement displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be (including any quotations, market data or information from internal or external sources used in making such

EXHIBIT 99.1
determination, adjustment or calculation, it being understood that the Calculation Agent shall not be required to disclose any confidential information or proprietary models used by it in connection with such determination, adjustment or calculation, as the case may be).

4.Account Details:

Dealer Payment Instructions:
[______________________]

Counterparty Payment Instructions:
To be provided by Counterparty.

5.Offices:

The Office of Dealer for the Transaction is: [_________________]

The Office of Counterparty for the Transaction is:

Inapplicable, Counterparty is not a Multibranch Party

6.Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

To: Tandem Diabetes Care, Inc.
11075 Roselle Street
San Diego, California 92121
Attn:  David B. Berger, Esq.
Telephone: (858) 255-6380
Email: dberger@tandemdiabetes.com

(b) Address for notices or communications to Dealer:

To:  [_______________]
Attn: [_______________]
Telephone: [_______________]
Facsimile:  [_______________]
Email:  [_______________]
And email notification to the following address:
[_______________]

7.Representations, Warranties and Agreements:

(a) In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:
(i) On the Trade Date, Counterparty is not aware of any material nonpublic information regarding Counterparty.

(ii) (A) On the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in Sections

EXHIBIT 99.1
101(b)(10) and 102(b)(7) of Regulation M until the second Exchange Business Day immediately following the Trade Date.

(iii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any applicable accounting standards.

(iv) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

(v) [Reserved.]

(vi) Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) On each of the Trade Date and the Effective Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Number of Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation.

(ix) The representations and warranties of Counterparty set forth in Section 3 of the Agreement and Section 1 of the Purchase Agreement, dated as of May [ ], 2020, among Counterparty and Goldman Sachs & Co. LLC and Barclays Capital Inc. as representatives of the Initial Purchasers party thereto (the “Purchase Agreement”) are true and correct in all material respects (or, in the case of representations or warranties that are subject to a materiality qualifier, in all respects) as of the Trade Date and the Effective Date and are hereby deemed to be repeated to Dealer as if set forth herein.

(x) To the knowledge of Counterparty, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers.

(xi) Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD50 million as of the date hereof.

(b) Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended, and is entering into the Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.

(c) Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its

EXHIBIT 99.1
investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

(d) Each of Dealer and Counterparty agrees and acknowledges that Dealer is a “financial institution” and “financial participant” within the meaning of Sections 101(22) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” within the meaning of Section 546 of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(e) As a condition to the effectiveness of the Transaction, Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and Section 7(a)(vii) hereof; provided that any such opinion of counsel shall be limited to the federal laws of the Unites States, the laws of the State of New York, the laws of the State of California and the General Corporate Law of the State of Delaware and may contain customary limitations, exceptions and qualifications, including, without limitation, exceptions and qualifications relating to indemnification provisions.

(f) Counterparty understands that, notwithstanding any other relationship between Counterparty and Dealer (and its affiliates), in connection with the Transaction and any other over-the-counter derivative transactions between Counterparty and Dealer (or its affiliates), Dealer (or its affiliates) is acting as principal and is not a fiduciary or advisor in respect of any such transaction, including any entry, exercise, amendment, unwind or termination thereof.

(g) Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.

(h) Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. to the extent applicable to the Transaction, and further agrees not to violate the position and exercise limits set forth therein, in each case, to the extent such rules are applicable to such party.

(i) CARES Act. Counterparty represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or any of its subsidiaries to fail to satisfy any

EXHIBIT 99.1
condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

8.Other Provisions:

(a) Right to Extend. Dealer may postpone or add, in whole or in part, any Exercise Date or Settlement Date or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the relevant Options (in which event the Calculation Agent, in good faith and in a commercially reasonable manner, shall make appropriate adjustments to the Delivery Obligation), if Dealer determines, in good faith and in a commercially reasonable manner, and in respect of clause (ii) below, based on the advice of counsel, that such extension is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock borrow market or other relevant market, or (ii) to enable Dealer to effect purchases or sales of Shares or Share Termination Delivery Units in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would (assuming, in the case of purchases, Dealer were Counterparty or an affiliated purchaser of Counterparty) be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer and, in the case of policies and procedures, so long as such policies or procedures are consistently applied to transactions similar to the Transaction); provided that no such Exercise Date, Settlement Date or other date of valuation, payment or delivery may be postponed or added more than 40 Trading Days (as defined in the Indenture) after the original Exercise Date, Settlement Date or other date of valuation, payment or delivery, as the case may be.

(b) Additional Termination Events.

(i) The occurrence of an event of default with respect to Counterparty under the terms of the Convertible Securities as set forth in Section 6.01 of the Indenture, which default results in the Convertible Securities becoming due and payable, shall constitute an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(ii) Notwithstanding anything to the contrary in this Confirmation, upon any Early Conversion in respect of which the relevant converting Holder has satisfied the requirements to conversion set forth in Section 14.02(b) of the Indenture:

A.Counterparty shall, within five Scheduled Trading Days of the Conversion Date (as defined in the Indenture) for such Early Conversion, provide written notice (an “Early Conversion Notice”) to Dealer specifying the number of Convertible Securities surrendered for conversion on such Conversion Date (such Convertible Securities, the “Affected Convertible Securities”), and the giving of such Early Conversion Notice shall constitute an Additional Termination Event as provided in this Section 8(b)(ii);

B.upon receipt of any such Early Conversion Notice, within a commercially reasonable period of time thereafter, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be no earlier than one Scheduled Trading Day following the Conversion Date (as defined in the Indenture) for such Early Conversion) with respect to the portion of the Transaction corresponding to a number of Options (the “Affected Number of Options”) equal to the lesser of (x) the number of Affected Convertible Securities [minus the “Affected Number of Options” (as defined in the Base Call Option Transaction Confirmation), if any, that relate to such Affected Convertible Securities][13] and (y) the Number of Options as of the Conversion Date (as defined in the Indenture) for such Early Conversion;

EXHIBIT 99.1
C.any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction; provided that the amount payable with respect to such termination shall not be greater than (1) the Applicable Percentage, multiplied by (2) the Affected Number of Options, multiplied by (3) (x) the sum of (i) the amount of cash paid (if any) and (ii) the number of Shares delivered (if any) to the Holder (as such term is defined in the Indenture) of an Affected Convertible Security upon conversion of such Affected Convertible Security, multiplied by the fair market value of one Share as determined by the Calculation Agent in good faith and in a commercially reasonable manner, minus (y) USD 1,000;

D.for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Conversion and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustment to the Conversion Rate (as defined in the Indenture) for the Convertible Securities has occurred pursuant to any Make-Whole Fundamental Change Adjustment or Voluntary Adjustment and (z) the corresponding Convertible Securities remain outstanding; and

E.the Transaction shall remain in full force and effect, except that, as of the Conversion Date (as defined in the Indenture) for such Early Conversion, the Number of Options shall be reduced by the Affected Number of Options.

(iii) Notwithstanding anything to the contrary in this Confirmation, the occurrence of an Amendment Event shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement. “Amendment Event” means that Counterparty amends, modifies, supplements, waives or obtains a waiver in respect of any term of the Indenture or the Convertible Securities governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, redemption right of Counterparty, any term relating to conversion of the Convertible Securities (including changes to the Conversion Rate (as defined in the Indenture), Conversion Rate adjustment provisions, conversion settlement dates or conversion conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Convertible Securities to amend (other than, in each case, any amendment or supplement (x) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Securities in the Offering Circular or (y) pursuant to Section 14.07 of the Indenture), in each case, without the consent of Dealer.

(iv) Within five Scheduled Trading Days promptly following any Repayment Event (as defined below), Counterparty (x) in the case of a Repayment Event resulting from the redemption of any Convertible Securities by Counterparty, shall notify Dealer in writing (which, for the avoidance of doubt, may be by email) of such Repayment Event, (y) in the case of a Repayment Event resulting from the repurchase of any Convertible Securities by Counterparty upon the occurrence of a “Fundamental Change” (as defined in the Indenture), shall notify Dealer in writing (which, for the avoidance of doubt, may be by email) of such Repayment Event and (z) in the case of a Repayment Event not described in clause (x) or clause (y) above, may notify Dealer of such Repayment Event, in each case, including the related settlement date of such Repayment Event and the number of Convertible Securities subject to such Repayment Event (any such notice, a “Repayment Notice”); provided that no such Repayment Notice described in clause (x) or clause (z) above shall be effective unless it contains the representation by Counterparty set forth in Section 7(a)(i) hereunder as of the date of such Repayment Notice. Notwithstanding anything to the contrary in this Confirmation, the receipt by Dealer from Counterparty of any Repayment Notice shall constitute an Additional Termination Event as provided in this Section 8(b)(iv). Upon receipt of any such Repayment Notice, Dealer shall promptly designate an Exchange Business Day following receipt of such Repayment Notice (which in no event shall be earlier than the settlement date for the relevant Repayment Event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repayment Options”) equal to the lesser of (A) the number of such Convertible

EXHIBIT 99.1
Securities specified in such Repayment Notice[, minus (y) the number of Repayment Options (as defined in the Base Call Option Transaction Confirmation), if any, that relate to such Convertible Securities] and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination (the “Repayment Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (3) the terminated portion of the Transaction were the sole Affected Transaction; provided that, in the event of a Repayment Event pursuant to Section 16.01 of the Indenture or Section 15.02 of the Indenture, the Repayment Unwind Payment shall not be greater than (x) the number of Repayment Options multiplied by (y) the product of (A) the Applicable Percentage and (B) the excess, if any, of (I) the amount paid by the Counterparty per Convertible Security pursuant to the relevant sections of the Indenture over (II) USD 1,000. “Repayment Event” means that (i) any Convertible Securities are repurchased (including pursuant to Section 16.01 of the Indenture or Section 15.02 of the Indenture) by Counterparty or any of its subsidiaries (including in connection with, or as a result of, a tender offer, exchange offer or similar transaction or for any other reason), (ii) any Convertible Securities are delivered to Counterparty in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (iii) any principal of any of the Convertible Securities is repaid in full prior to the Maturity Date (as defined in the Indenture) of the Convertible Securities (other than upon acceleration of the Convertible Securities pursuant to Section 6.01 of the Indenture), or (iv) any Convertible Securities are exchanged by or for the benefit of the “Holders” (as such term is defined in the Indenture) thereof for any other securities of Counterparty or any of its affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction. For the avoidance of doubt, any conversion of Convertible Securities (whether into cash, Shares, a combination of cash and Shares or any “Reference Property” (as defined in the Indenture)) pursuant to the terms of the Indenture shall not constitute a Repayment Event. Counterparty acknowledges and agrees that if an Additional Termination Event has occurred under this Section 8(b)(iv), then any related Convertible Securities subject to a Repayment Event will be deemed to be cancelled and disregarded and no longer outstanding for all purposes hereunder.

(c) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Dealer shall owe Counterparty any amount pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing (which, for the avoidance of doubt, may be by email) within one Scheduled Trading Day (which written confirmation shall contain the representation and warranty set forth in Section 7(a)(i)), no later than 9:30 A.M., New York City time, on the relevant Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Counterparty does not elect to require Dealer to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect or election to the contrary; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party or an Extraordinary Event, which Event of Default, Termination Event or Extraordinary Event resulted from an event or events within Counterparty’s control. Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the relevant merger date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:

Share Termination Alternative: If applicable, means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 6(d)(ii) of the Agreement or such later date or dates as Dealer may determine in a commercially reasonable manner (the “Share Termination Payment Date”) taking into account commercially reasonable hedging or hedge unwind activity, in satisfaction of the Payment Obligation.
Share Termination Delivery

EXHIBIT 99.1
Property: A number of Share Termination Delivery Units, as calculated by the Calculation Agent in good faith and in a commercially reasonable manner, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent, in good faith and in a commercially reasonable manner, shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price: The value of property contained in one Share Termination
Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in good faith and in a commercially reasonable manner that reflects the prevailing market price of the Share Termination Delivery Unit and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit: In the case of a Termination Event (other than on account of an Insolvency, Nationalization or Merger Event), Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization or Merger Event, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization or Merger Event, as applicable. If such Insolvency, Nationalization or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver: Applicable

Other Applicable Provisions: If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of any Share Termination Delivery Units (or any part thereof).

(d) Disposition of Hedge Shares. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, based on the advice of counsel, the Shares (the “Hedge Shares”) acquired by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction in a commercially reasonable manner cannot be sold in the U.S. public market by Dealer without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity

EXHIBIT 99.1
securities and (E) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities (in all cases of (A)-(E) above, as would be usual and customary for offerings of companies of similar size and industry); provided that if Counterparty elects clause (i) above but the items referred to therein are not completed in a timely manner, or if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(d) shall apply at the election of Counterparty; (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size and industry, in form and substance in a matter reasonably satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), and best efforts obligations to provide opinions, and certificates and such other documentation as is customary for private placements agreements for transactions of similar size and type, as is reasonably acceptable to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its good faith and commercially reasonable judgment, to compensate Dealer for any commercially reasonable discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Dealer at the then-current market price on such Exchange Business Days, and in the amounts and at such time(s), reasonably requested by Dealer. This Section 8(d) shall survive the termination, expiration or early unwind of the Transaction.

(e) Repurchase and Conversion Rate Adjustment Notices. Counterparty shall, at least two Exchange Business Days prior to any day on which Counterparty effects any repurchase of Shares or consummates or otherwise engages in any transaction or event (a “Conversion Rate Adjustment Event”) that could reasonably be expected to lead to an increase in the Conversion Rate (as defined in the Indenture), give Dealer a written notice of such repurchase or Conversion Rate Adjustment Event (a “Repurchase Notice”) on such day if, following such repurchase or Conversion Rate Adjustment Event, the Notice Percentage would reasonably be expected to be (i) greater than [ ][14]% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof); provided that Counterparty may provide Dealer advance notice (which notice shall not contain any material nonpublic information regarding Counterparty or the Shares) on or prior to the date of the relevant repurchase to the extent it expects that repurchases to be effected may result in an obligation to deliver a Repurchase Notice (which advance notice shall be deemed a Repurchase Notice to the extent of the maximum potential repurchase set forth in such advance notice). Without limiting the foregoing, with respect to any repurchase of Shares to be made pursuant to a plan adopted by the Board of Directors of Counterparty, Counterparty may elect to satisfy the requirement to deliver a Repurchase Notice by promptly giving Dealer notice of the approval of such plan and the maximum number (or dollar value) of Shares that may be repurchased thereunder (which advance notice shall be deemed a Repurchase Notice to the extent of the maximum potential repurchase set forth in such advance notice). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares plus the number of Shares underlying any other convertible bond hedge transactions or similar call options sold by Dealer to Counterparty and the denominator of which is the number of Shares outstanding on such day. In the event that Counterparty fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(e) then Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all commercially reasonable losses (including losses relating to the Dealer’s commercially reasonable hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act or under any state or federal law, regulation or regulatory order, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any

EXHIBIT 99.1
assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement and shall inure to the benefit of any permitted assignee of Dealer.

(f) Transfer and Assignment. Either party may transfer or assign any of its rights or obligations under the Transaction with the prior written consent of the non-transferring party, such consent not to be unreasonably withheld or delayed; provided that Dealer may transfer or assign without any consent of Counterparty its rights and obligations hereunder, in whole or in part, to any person, or any person whose obligations would be guaranteed by a person, in either case, of credit quality equivalent to Dealer’s (or its ultimate parent’s); provided further that, at the time of such transfer or assignment either (x) both the Dealer and transferee or assignee in any such transfer or assignment are a “dealer in securities” within the meaning of Section 475(c) (1) of the Internal Revenue Code of 1986, as amended (the “Code”) or (y) the transfer or assignment does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code. In the event of any such transfer or assignment, the transferee or assignee shall agree that (i) Counterparty shall not be required to pay the transferee or assignee under Section 2(d)(i)(4) of the Agreement any amount greater than the amount Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment and (ii) Counterparty shall not receive from the transferee or assignee (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment or delivery) any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer or assignment. If at any time at which (1) the Equity Percentage exceeds 8.0% or (2) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 203 of the Delaware General Corporation Law or any other federal, state or local law, rule, regulation or regulatory order or organizational documents or contracts of Counterparty applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting, registration, filing or notification obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would have any adverse effect on a Dealer Person, under Applicable Restrictions minus (y) 1% of the number of Shares outstanding on the date of determination (either such condition described in clause (1) or (2), an “Excess Ownership Position”), Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that an Excess Ownership Position would no longer exist following the resulting partial termination of the Transaction (after taking into account commercially reasonable adjustments to Dealer’s commercially reasonable Hedge Positions from such partial termination). In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement or Section 8(c) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) the Terminated Portion were the sole Affected Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. In the case of a transfer or assignment by Counterparty of its rights and obligations hereunder and under the Agreement, in whole or in part (any such Options so transferred or assigned, the “Transfer Options”), to any party, withholding of such consent by Dealer shall not be considered unreasonable if such transfer or assignment does not meet the reasonable conditions that Dealer may impose including, but not limited, to the following conditions:

(A) With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 8(e) or any obligations under Section 2 (regarding Extraordinary Events) or 8(d) of this Confirmation;

EXHIBIT 99.1
(B) Any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in the Code);

(C) Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, undertakings with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty as are requested by, and reasonably satisfactory to, Dealer;

(D) Dealer shall not, as a result of such transfer and assignment, be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment;

(E) Dealer shall not, as a result of such transfer and assignment, receive from the transferee or assignee (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment or delivery) any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer and assignment;

(F) An Event of Default, Potential Event of Default or Termination Event shall not occur as a result of such transfer and assignment;

(G) Without limiting the generality of clause (B), Counterparty shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D), (E) and (F) will not occur upon or after such transfer and assignment; and

(H) Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.

(g) Delivery of Shares. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(h) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(i) No Netting and Set-off. The provisions of Section 2(c) of the Agreement shall not apply to the Transaction. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

(j) Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that the obligations of Counterparty under this Confirmation are not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

(k) Early Unwind. In the event the sale by Counterparty of the [Initial Securities][15][Option Securities][16] (as such term is defined in the Purchase Agreement) is not consummated pursuant to the Purchase Agreement for any

EXHIBIT 99.1
reason by the close of business in New York on May [ ], 2020[17] (or such later date as agreed upon by the parties) (May [ ], 2020 or such later date being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and the Transaction and all of the respective rights and obligations of Dealer and Counterparty hereunder shall be cancelled and terminated. Following such termination and cancellation, each party shall be released and discharged by the other party from, and agrees not to make any claim against the other party with respect to, any obligations or liabilities of either party arising out of, and to be performed in connection with, the Transaction either prior to or after the Early Unwind Date. Dealer and Counterparty represent and acknowledge to the other that upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(l) Agreements and Acknowledgements Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Daily VWAP (as defined in the Indenture); (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Daily VWAP (as defined in the Indenture), each in a manner that may be adverse to Counterparty; and (E) the Transaction is a derivatives transaction in which it has granted Dealer an option, and Dealer may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the Transaction.

(m) Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or any regulation under the WSTAA (or any such statute), nor any requirement under the WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or an amendment made by the WSTAA (or any such statute), shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging or Illegality).

(n) Governing Law; Exclusive Jurisdiction; Waiver of Jury.

(i) THE AGREEMENT, THIS CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii) Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:

“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Confirmation or the Agreement, or for recognition and enforcement of any judgment in respect thereof, (each, a “Proceeding”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Confirmation or the Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the

EXHIBIT 99.1
State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Confirmation or the Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

(iii) EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE AGREEMENT.

(o) Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

(p) Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) Tax Matters. For purposes of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9, or successor thereto, (i) on or before the date of execution of this Confirmation and (ii) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect.

(r) Withholding Tax with Respect to Non-US Counterparties. “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (ii) any U.S. federal withholding tax imposed on amounts treated as dividends from sources within the United States under Section 871(m) of the Code (or any Treasury regulations or other guidance issued thereunder). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(s) Amendment to Equity Definitions.

(i) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material” and adding the phrase “or the Options” at the end of the sentence.

(ii) Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Dealer may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.

(iii) Section 12.9(b)(vi) of the Equity Definitions is hereby amended by (1) replacing the comma immediately following clause (A) thereof with the word “or”, (2) deleting clause (C) thereof in its entirety and (3) replacing the words “either party” in the last sentence thereof with the words “the Hedging Party”.

(t) Other Adjustments Pursuant to the Equity Definitions. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty of the terms of any Potential Adjustment Event, the Calculation Agent shall determine in good faith and in a commercially reasonable manner whether such occurrence or declaration, as applicable, has had a material economic effect on the Transaction and, if so, may in its good faith and commercially reasonable discretion, adjust the Cap Price to preserve the fair value of the Options taking into account, for the avoidance of doubt, such economic effect on both the Strike Price and Cap Price (provided that in no event shall the Cap Price be less than the Strike Price, and,

EXHIBIT 99.1
for the avoidance of doubt, the Delivery Obligation shall be calculated on the basis of such adjustments by the Calculation Agent); provided further that any adjustment to the Cap Price made pursuant to this Section 8(t) shall be made without duplication of any other adjustment hereunder). Solely for purposes of this Section 8(t), (x) the terms “Potential Adjustment Event,” “Merger Event,” “Tender Offer,” “Merger Date” and “Tender Offer Date” shall each have the meanings assigned to each such term in the Equity Definitions (as amended by Section 8(s)(i)) and (y) the term “Extraordinary Dividend” shall mean any cash dividend payable on the Shares; provided that open market Share repurchases at prevailing market price and Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including without limitation any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type shall not be considered Potential Adjustment Events, so long as the aggregate repurchase price in respect of such open market Share repurchases and Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions does not exceed USD525,000,000 during the term of the Transaction.

(u) Notice of Certain Other Events. (A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Securities in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.

(v) [Dealer Boilerplate. Insert Dealer specific terms, if any.]

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [Dealer].

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and Accepted By:

TANDEM DIABETES CARE, INC.

By: _____________________________
Name:
Title:

EXHIBIT 99.1
[1] Include for base capped call.
[2] Include for additional capped call.
[3] Include for base capped call.
[4] Include for additional capped call.
[5] Include for base capped call.
[6] Include for additional capped call.
[7] To be Dealer’s percentage of the overall capped call transaction.
[8] To be the initial Conversion Rate.
[9] To be the initial Conversion Price.
[10] Include for base capped call.
[11] Include for additional capped call.
[12] Include for additional capped call confirmation only.
[13] Include for additional capped call.
[14] To be 0.5% higher than the number of Shares underlying the capped call (including any additional capped call) of the Dealer with the highest Applicable Percentage.
[15] Include for base capped call.
[16] Include for additional capped call.
[17] For the base capped call, to be the scheduled closing date for the Initial Securities. For the additional capped call, to be the scheduled closing date for the Option Securities.